UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2022

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3133 West Frye Road, # 215
Chandler, Arizona 85226
(Address of principal executive offices) (Zip Code)

(877) 282-7660
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 11, 2022, Mobivity Holdings Corp. (“the Company”) entered into an amended and restated credit facility agreement with Thomas B. Akin, a director of the Company (the “A&R Credit Agreement”), and on November 15, 2022, the Company entered into a corresponding convertible note in the amount of $4,466,043 (the “Convertible Note”). The A&R Credit Agreement amends and restates the Credit Facility Agreement, dated as of June 30, 2021, between the Company and Mr. Akin, and allows for the Company to borrow up to $6.0 million in advances. The Convertible Note accrues interest monthly at 15% per annum. Principal and accrued interest payments are due in 24 monthly installments under the Convertible Note beginning on January 31, 2023 and continuing on the last day of each of the next 23 months thereafter. The Convertible Note and all accrued interest thereon are convertible into shares of our common stock, from time to time, at the option of the holder thereof, at a conversion price per share equal to 85% of the volume-weighted average price of our common stock quoted on the OTCQB ® Venture Market operated by OTC Markets Group Inc. over the thirty (30) trading days immediately preceding such date (the “Conversion Price”). The Convertible Note and all accrued interest thereon will be automatically converted into common stock at the Conversion Price on the date that is five business days prior to the date on which the Company becomes listed on a national securities exchange if all listing requirements have been satisfied by the Company (other than the Company satisfying any stockholders’ equity requirement to be listed on such national exchange).

In addition, in connection with the execution of the A&R Credit Agreement, the Company issued Mr. Akin 140,185 shares of common stock on November 14, 2022.

The foregoing description of the A&R Credit Agreement and Convertible Note does not purport to be complete and is qualified in its entirety by reference to the A&R Credit Agreement and Convertible Note, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated by reference into this Item.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 is incorporated by reference into this Item.

The foregoing securities were sold to an “accredited investor” as that term is defined in Rule 501 of Regulation D of the U.S. Securities and Exchange Commission (“SEC”), without the use of any general solicitations or advertising to market or otherwise offer the securities for sale. Based on the foregoing, we believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) thereof. Registration of sales to “accredited investors” is preempted from state regulation by Section 18 of the Securities Act, though states may require the filing of notices, a fee and other administrative documentation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Facility Agreement, dated as of November 11, 2022, between Mobivity Holdings Corp. and Thomas B. Akin
10.2	Convertible Note, dated as of November 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.

Date: November 17, 2022	By:	/s/ Dennis Becker
Dennis Becker
Chairman and Chief Executive Officer